UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2009

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CONSOL Energy Inc. CNX Center 1000 CONSOL Energy Drive Canonsburg, PA	15317-6506
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

724-485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On January 14, 2009, Peter B. Lilly retired effective January 31, 2009 from CONSOL Energy Inc. (“CONSOL Energy”).

(c)	On January 16, 2009, Nicholas J. DeIuliis, age 40 and a named executive officer of CONSOL Energy was appointed to the additional position of Executive Vice President & Chief Operating Officer of CONSOL Energy. Mr. DeIuliis has been the President and Chief Executive Officer of the Registrant’s majority owned public subsidiary, CNX Gas Corporation (“CNX Gas”), since June 30, 2005, the date of its formation, to January 16, 2008 when he became the President and Chief Operating Officer of CNX Gas. Prior to that time, he held the following positions at CONSOL Energy: Senior Vice President—Strategic Planning from November 1, 2004 to August 2005; and Vice President—Strategic Planning from April 1, 2002 until November 1, 2004.

(d)	On January 16, 2009, the Board of Directors of CONSOL Energy was expanded from ten to eleven members and Philip W. Baxter was appointed to serve on the Board of Directors of CONSOL Energy, effective immediately. Effective as of the same date, the following committees of the Board were expanded by one member and Mr. Baxter was appointed to them: audit and finance. As a non-employee director of the Board, Mr. Baxter will receive the same standard compensation amounts paid to other non-employee directors for service on the Board and its committees. Mr. Baxter served as Chairman of the Board of CNX Gas from June 30, 2005 to January 16, 2009 and he remains a director of CNX Gas. Mr. Baxter previously served as Chairman of the Audit Committee and as a member of the Finance Committee of CONSOL Energy and served as a Director of CONSOL Energy from August 1999 until August 2, 2005. There were no arrangements or understandings between Mr. Baxter and any other person pursuant to his election as a director.

Item 8.01	Other Events.

The joint press release issued by CONSOL Energy and CNX Gas on January 20, 2009 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

	By:	/s/ P. Jerome Richey
	Name:	P. Jerome Richey
	Title:	Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: January 20, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release